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                                   Exhibit 11
                       Computation of Net Loss Per Share


                                                                   Nine Months
                                                   Year Ended         Ended
                                                  December 31,    September 30,
                                                      1998            1999
                                                  ------------    -------------

Net loss .....................................     (2,889,386)     (14,510,127)
                                                   ==========      ===========
Weighted average number of common shares
  outstanding ................................      4,993,868        8,647,063
                                                   ==========      ===========
Net loss per common shares outstanding .......     $     (.58)     $     (1.68)
                                                   ==========      ===========

*In 1998 the Company adopted Statement of Financial Accounting Standards No. 128 "Earnings Per Share" for all applicable periods presented in the accompanying financial statements. See Note 12 to the Company's financial statements included herein.